Exhibit 99.1

DATE: June 29, 2009

FROM:
Broadview Institute, Inc.
8089 Globe Drive
Woodbury, MN 55125

Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010

FOR IMMEDIATE RELEASE

Broadview Institute, Inc. Announces 4th Quarter and Fiscal Year-End Results

MINNEAPOLIS, June 29 – Broadview Institute, Inc. (OTC Bulletin Board – BVII) today reported revenues from continuing operations for the fourth quarter ended March 31, 2009 of $3,570,879 versus $2,558,709 reported for the same period last year. The Company posted net income from continuing operations of $171,574, or $0.02 per basic and diluted common share, versus net income from continuing operations of $1,261,075, or $0.13 per basic and diluted common share, for the same period last year.

Revenues for the twelve months ended March 31, 2009 totaled $12,423,495 versus $10,259,154 for the same period last year. Net income from continuing operations for the twelve months ended March 31, 2009 totaled $298,315 or $0.03 per basic and diluted common share, as compared to $2,405,395, or $0.30 per basic and $0.26 per diluted common share for the same period in the previous year.

“We are pleased to report positive earnings for the 4th quarter and fiscal year ended March 31, 2009,” commented Terry Myhre, the Company’s Chairman. “During the past fiscal year, we successfully opened our second Utah Career College branch campus in Orem, Utah and saw growth in the enrollment at the Layton, Utah branch campus. Based on our current projections, we expect to see enrollment increases for all three residential campuses in Utah, as well as for our recently introduced online programs, during fiscal year 2010.

“Our goal is to open another branch campus in the coming fiscal year,” said Myhre. “We intend to seek approval to offer our first graduate level degree, and we plan to rebrand our schools using a university name that will allow us to consider other markets outside of the State of Utah where our schools can make a difference in the surrounding communities. We anticipate an exciting year ahead for our students, employees and investors.”

Condensed Consolidated Statements of Operations Data

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
REVENUES	$3,570,879	$2,558,709	$12,423,495	$10,259,154

OPERATING EXPENSES
Educational services and facilities	2,491,182	1,730,331	8,870,888	6,655,984
Selling, general and administrative expenses	805,138	879,829	3,135,703	2,555,032

TOTAL OPERATING EXPENSES	3,296,320	2,610,160	12,006,591	9,211,016

OPERATING INCOME (LOSS)	274,559	(51,451)	416,904	1,048,138

OTHER INCOME	5,588	18,053	37,985	62,784

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	280,147	(33,398)	454,889	1,110,922

INCOME TAX EXPENSE (BENEFIT)	108,573	(1,294,473)	156,574	(1,294,473)

INCOME FROM CONTINUING OPERATIONS	171,574	1,261,075	298,315	2,405,395

LOSS FROM DISCONTINUED OPERATIONS	—	(98,715)	—	(81,181)

NET INCOME	$171,574	$1,162,360	$298,315	$2,324,214

BASIC NET INCOME PER SHARE	$0.02	$0.13	$0.03	$0.28

DILUTED NET INCOME PER SHARE	$0.02	$0.13	$0.03	$0.25

Condensed Consolidated Balance Sheets

	March 31,	March 31,
	2009	2008
Current Assets	$3,603,064	$3,302,272
Total Assets	6,313,861	5,754,635
Current Liabilities	748,042	575,161
Total Liabilities	979,659	705,898
Stockholders’ Equity	5,334,202	5,048,737

ABOUT BROADVIEW INSTITUTE

Broadview Institute, Inc. offers private career-focused post-secondary education services through its wholly-owned subsidiary, C Square Educational Enterprises, Inc. (d/b/a Utah Career College). Utah Career College has campuses located in West Jordan, Utah, Layton, Utah, and Orem, Utah, and is accredited by the Accrediting Commission of Career Schools and Colleges, formerly the Accrediting Commission of Career Schools and Colleges of Technology, to award diplomas and Associate in Applied Science and Bachelor of Science degrees for multiple business and healthcare careers.

The Company is publicly traded on the OTC Bulletin Board under the trading symbol BVII.

For additional information, please contact:	Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010 (phone)
kmccarthy@globeuniversity.edu

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

For further information regarding risks and uncertainties associated with Broadview Institute’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Broadview Institute’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Broadview Institute at (651) 332-8010.

All information in this release is as of June 29, 2009. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.